EXHIBIT 10


                       DIRECTOR'S IRREVOCABLE UNDERTAKING

To:      The Directors
         Cambridge Antibody Technology Group Plc
         Milstein Building
         Granta Park
         Cambridgeshire CB1 6GH
and

         Merrill Lynch International ("Merrill Lynch")
         Merrill Lynch Financial Centre
         2 King Edward Street
         London EC1A 1HQ
                                                         Date 22nd January, 2003

Dear Sirs

Offer for Oxford GlycoSciences Plc (the "Target")

I understand that Cambridge Antibody Technology Group Plc (the "Bidder") is considering merging with the Target, which merger will be effected by way of a scheme of arrangement (pursuant to section 425 of the Companies Act 1985) (the "Scheme") substantially on the terms and conditions set out in the attached draft press announcement (the "Press Announcement"), together with such additional terms and conditions as may be required to comply with the City Code on Takeovers and Mergers (the "Code") and any other applicable law or regulation and any additional terms and conditions agreed between Bidder and Target (the "Merger").

1.    Warranties and undertakings

      I irrevocably confirm, undertake and warrant to the Bidder and Merrill Lynch that:

      (a) I am the registered holder and/or beneficial owner of the issued fully paid shares of 5p each of the Target ("Target Shares"), details of which are set out in Part A of the Schedule hereto ("Existing Shares");

      (b) I will not, prior to the Effective Date (as defined in the Press Announcement) or the date upon which this undertaking shall lapse in accordance with paragraph 6 below, whichever occurs earlier:

            (i) accept any offer in respect of or sell, transfer, encumber, charge, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over any of the Existing Shares or any other shares or securities of the Target issued or unconditionally allotted to me or in which I may otherwise be interested after the date of this undertaking ("Further Shares");

            (ii) enter into any agreement or arrangement or incur or allow to arise any obligation (conditional or unconditional) to do any of the acts referred to in paragraph 1(b)(i) of this undertaking;

            (iii) dispose of any other shares or securities of the Target or any interest therein (including any derivatives referenced to any such securities).

      (c) the Schedule hereto sets out full and accurate details of all the shares and other securities in the Target in which I have or am entitled to acquire an interest; and

      (d) I have the full power and authority (free from any legal or other restrictions) (and will at all times continue to have all relevant authority) to enter into and perform this undertaking in accordance with its terms.

2.    Undertaking to vote in favour

      I irrevocably undertake that:

      (a) I shall or, where applicable, will procure that the registered holder of the Existing Shares and the Further Shares (if applicable) will, in person or by proxy cast all votes (whether on a show of hands or a poll) in relation to the Existing Shares and the Further Shares at the Oxygen Court Meeting (as defined in the Press Announcement) and the Oxygen EGM (as defined in the Press Announcement) in favour of the resolutions to approve the Scheme, the reduction of the Target's share capital and the amendment of the Target's articles of association together with any other resolutions set out in the Scheme Document (as defined below) (the "Resolutions") and against any resolution or proposal to adjourn the Oxygen Court Meeting (as defined in the Press Announcement) or the Oxygen EGM (as defined in the Press Announcement); and

      (b) I shall after the despatch of the circular to be sent to shareholders of the Target containing an explanatory statement in respect of the Scheme (the "Scheme Document") (and without prejudice to my right to attend and vote in person at the Oxygen Court Meeting and the Oxygen EGM), return the signed forms of proxy enclosed with the Scheme Document (completed and signed and voting in favour of the Resolutions) in accordance with the instructions printed on these forms of proxy, so that they are received by no later than
            3.00 p.m. on the 15th day after the despatch of the Scheme Document.

3.    Documentation

      (a) I consent to the issue of the Press Announcement incorporating references to me and to this undertaking, subject to any amendments which may be agreed by me or on my behalf by a member of the board of directors of the Target.

      (b) I understand and agree that, in accordance with the Code, particulars of this undertaking and discloseable holdings of, and dealings in, relevant securities of the Target will be contained in the Scheme Document and that particulars of this undertaking will also be contained in the document comprising listing particulars or supplementary listing particulars to be issued by the Bidder (the "Listing Particulars") and the circular to the Bidder's shareholders to be issued by the Bidder (the "Circular") and that copies of this undertaking will be available for inspection until the Effective Date (as defined in the Press Announcement).

      (c) I undertake to provide you with all such further information in relation to my interests and those of any person connected with me as you may require in order to comply with the requirements of the London Stock Exchange, the UK Listing Authority, the Panel on Takeovers and Mergers and any other legal or regulatory requirements for inclusion in the Scheme Document, the Listing Particulars, the Circular (or any other document required in connection with the Scheme or the Merger), having verified that all such information is true and accurate and not misleading and that there are no omissions therefrom.

4.    Director's undertakings

      I, being a director of the Target, irrevocably undertake that I will, on the Scheme becoming effective, exercise my powers as a director of the Target to appoint promptly any persons nominated by the Bidder to the board of the Target and shall approve alternate directors nominated by such newly appointed directors.

5.    Specific Performance

      I recognise and acknowledge that if I should fail to perform my obligations set out in this undertaking, or should otherwise be in breach of any of those obligations, damages may not be an adequate remedy and that, in addition to all other remedies the Bidder may be entitled to as a matter of law, the Bidder may (at the Court's discretion) be entitled as a matter of law to the remedies of injunction, specific performance and other equitable relief and that no proof of special damages shall be necessary for the enforcement of this undertaking.

6.    Lapse

      All obligations in this undertaking will forthwith lapse:

      (a) if the Press Announcement is not released on or before 28 February 2003; or

      (b) if the Scheme Document, Listing Particulars and Circular are not issued to shareholders by no later than the date falling 28 days after the Press Announcement is made; or

      (c) if the Effective Date (as defined in the Press Announcement) has not occurred by 30 April 2003.

      Any lapse of obligations pursuant to the terms of this paragraph 6 shall have no effect on the rights and liabilities of the parties which have accrued on or prior to such lapse.

7.    Confirmations

      I confirm that:

      (a) in executing this document I am not a customer of Merrill Lynch for the purposes of the rules of the Financial Services Authority and that accordingly Merrill Lynch does not owe me any of the duties which it owes to its customers; and

      (b) I have been given an adequate opportunity to consider whether or not to give this undertaking and to obtain independent advice.

8.    Interpretation and general

      (a)   In this undertaking:

            (i) the expression the "Scheme" shall (where appropriate) extend to any increased or revised proposal by the Bidder in respect of the terms of the Merger or any offer by the Bidder to acquire all or any of the issued ordinary shares of the Target which represents, on such basis as Merrill Lynch may reasonably consider appropriate, no diminution in the value of the consideration offered under the terms set out in the Press Announcement;

            (ii) references to the "Scheme Document", the "Listing Particulars" and the "Circular" shall (where appropriate) include and extend to any revised scheme document or supplementary listing particulars;

            (iii) references to "Existing Shares" and "Further Shares" shall include and extend to any other shares or securities of the Target attributable to or derived from the Existing Shares or Further Shares and any securities issued in respect of the Existing Shares or Further Shares or into which the Existing Shares or Further

                  Shares may be converted as a result of any reorganisation of the share capital of the Target.

      (b) Any time, date or period mentioned in this undertaking may be extended by mutual agreement between the parties hereto or otherwise as provided herein but as regards any time, date or period originally fixed or so extended as aforesaid time shall be of the essence.

      (c) With regard to any of the Existing Shares or Further Shares not registered in my name, the confirmations, warranties and undertakings contained in this undertaking are given by me on behalf of those persons in whose names such of the Existing Shares or Further Shares are registered and I undertake to ensure the compliance by such persons with those confirmations, warranties and undertakings.

      (d) No term of this undertaking is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this undertaking other than the Bidder and/or Merrill Lynch.

9.    Governing law

      (a) This undertaking shall be governed by and interpreted in accordance with English law.

      (b) I hereby submit to the exclusive jurisdiction of the High Court of Justice in England.

I have shown my acceptance of the terms of this undertaking by executing it as a deed at the end of the Schedule.

                                    Schedule

                                  Rajesh Parekh

Part A - Registered and beneficial holdings of Oxygen Shares

Number of shares: 71,212

Part B  - Options and Oxygen Shares

         (1) Scheme               (2) Date of Grant      (3) Exercise Price ((pound))     (4) Number of Shares
         1994 Scheme              Prior to 31/12/01                  1.25                           8,000

                                  Prior to 31/12/01                  1.25                          80,000

                                  Prior to 31/12/01                 1.425                          40,000

                                  Prior to 31/12/01                 2.125                          80,000

      Executive Scheme            Prior to 31/12/01                 17.25                          51,000

                                  Prior to 31/12/01                15.325                          30,000

                                  Prior to 31/12/01                 11.00                          20,000

                                  Prior to 31/12/01                 11.00                          20,000

EXECUTION:

Dated:                              22nd January, 2003

SIGNED AND DELIVERED AS A DEED             )

by       RAJESH BHIKHU PAREKH              )

acting by his duly appointed attorney      )

DAVID RAYMOND EBSWORTH
........................................     )

in the presence of:                         )


Signature of Witness:  Graham Gibb

Name of Witness:       GRAHAM GIBB

Address:               ONE BUNHILL ROW, LONDON EC1Y 8YY

Occupation:            SOLICITOR